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          A by-law relating generally to the conduct of the affairs of YAPALOT
          COMMUNICATIONS INC.(the "Corporation").

1. Definitions and Interpretation

         1.01 Definitions.

         (1) In any by-law of the Corporation, unless there is something in the subject-matter or context inconsistent therewith,

         (a)      "Act" means the Canada Business Corporations Act, R.S.C. 1985,
                  c. C-44, as amended or re-enacted from time to time;

         (b) "Articles" means the following as are from time to time in effect in respect of the Corporation, namely, the letters patent, supplementary letters patent, original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of continuance, articles of reorganization, articles of dissolution and articles of revival and includes any amendments thereto;

         (c)      "board" means the board of directors of the Corporation;

         (d)      "by-law" means a by-law of the Corporation;

         (e)      "Chairman of the Board", "President", "Vice-President",
                  "Secretary",   "Treasurer",   "Assistant Secretary",
                  "Assistant Treasurer" or any other officer means such officer of the Corporation;

         (f)      "director" means a director of the Corporation;

         (g)      "employee" means an employee of the Corporation;

         (h) "executive committee" means a committee of directors appointed by the directors;

         (i)      "individual" means a natural person;

         (j)      "officer" means an officer of the Corporation;

         (k) "person" includes an individual, partnership, association, body corporate, trustee, executor, administrator and legal representative;

         (l)      "resident Canadian" means an individual who is

                  (i)        a Canadian citizen ordinarily resident in Canada,
                  (ii) a Canadian citizen not ordinarily resident in Canada who is a member of a class of persons prescribed by the regulations made under the Act for purposes of the definition of "resident Canadian", or

                  (iii) a permanent resident within the meaning of the Immigration

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                             Act,  R.S.C.  1985, c. I-2, and
                             ordinarily resident in Canada, except a permanent resident who has been ordinarily resident in Canada for more than one year after the time at which he first became eligible to apply for Canadian citizenship;

         (m)      "shareholder" means a shareholder of the Corporation;

         (n) "special business" transacted or to be transacted at a special meeting of shareholders means all business transacted or to be transacted at such special meeting and "special business" transacted or to be transacted at an annual meeting of shareholders means all business transacted or to be transacted at such annual meeting, except consideration of the financial statements and the report of the auditor, if any, thereon, the election of directors and reappointment of the incumbent auditor; and

         (o) "unanimous shareholder agreement" means an agreement or declaration in respect of the Corporation which constitutes a unanimous shareholder agreement for purposes of the Act.

         (2) Subject to the foregoing, the expressions herein contained shall have the same meaning as corresponding expressions in the Act.

         1.02 Interpretation. In each by-law and in each special resolution of the Corporation, the singular shall include the plural, the plural shall include the singular and the masculine shall include the feminine and the neuter. Wherever reference is made in this or any other by-law or in any special resolution of the Corporation to any statute or section thereof, such reference shall be deemed to extend and refer to any amendment to or re-enactment of such statute or section, as the case may be.

         1.03 Headings. The headings in each by-law are inserted for convenience of reference only and shall not affect the construction or interpretation of the provisions of such by-law.

2. General

         2.01 Registered office. The board may by resolution change the address of the registered office of the Corporation within the place specified in the Articles as the place in which the registered office of the Corporation is to be situated.

         2.02 Corporate seal. The Corporation may have a corporate seal which shall be adopted and may be changed by resolution of the board.

         2.03 Financial year. The board may by resolution fix the financial year of the Corporation and the directors may from time to time by resolution change the financial year of the Corporation.

Reference from Section 11.04(2) to Section 2.04 of Form 2:01.4

         2.04 Execution of documents.

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         (1) Instruments in writing requiring execution by the Corporation may
be signed on behalf of the Corporation by               and all instruments in
writing so signed shall be binding upon the Corporation without any further authorization or formality. The board may from time to time by resolution appoint any officer or officers or any other person or persons on behalf of the Corporation either to sign instruments in writing generally or to sign specific instruments in writing.

         (2) The corporate seal of the Corporation (if any) may be affixed to instruments in writing signed as aforesaid by any person authorized to sign the same or at the direction of any such person.

         (3) The term "instruments in writing" as used herein shall include deeds, contracts, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations, cheques, promissory notes, drafts, acceptances, bills of exchange and orders for the payment of money, conveyances, transfers and assignments of shares, instruments of proxy, powers of attorney, stocks, bonds, debentures or other securities or any paper writings.

         (4) Subject to the provisions of Section 11.04, the signature or signatures of an officer or director, person or persons appointed as aforesaid by resolution of the board, may, if specifically authorized by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon all instruments in writing executed or issued by or on behalf of the Corporation and all instruments in writing on which the signature or signatures of any of the foregoing officers, directors or persons shall be so reproduced, by authorization by resolution of the directors, shall be deemed to have been manually signed by such officers or persons whose signature or signatures is or are so reproduced and shall be as valid as if they had been signed manually and notwithstanding that the officers, directors or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of the delivery or issue of such instruments in writing.

         2.05 Resolutions in writing.

         (1) A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of the board or the executive committee, is as valid as if it had been passed at a meeting of the board or the executive committee.

         (2) Subject to the provisions of the Act, a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders.

         2.06 Declaration and payment of dividends.

         (1) Subject to the provisions of the Act and the Articles, the board may from time to time by resolution declare and the Corporation may then pay dividends on the issued shares of the Corporation in money or property or by

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issuing fully paid shares of the Corporation.

         (2) In case several persons are registered as joint holders of any shares of the Corporation, the cheque for any dividend payable to such joint holders shall, unless such joint holders otherwise direct, be made payable to the order of all such joint holders and if more than one address appears on the books of the Corporation in respect of such joint holding the cheque shall be mailed to the first address so appearing.

         (3) In case several persons are registered as the joint holders of any shares of the Corporation, any one of such persons may, in respect of such shares, give effectual receipts for all dividends and payments on account of dividends and/or redemption payments.

         2.07 Divisions. The board may cause the business and operations of the Corporation or any part thereof to be divided into one or more divisions upon such basis, including, without limitation, types of business or operations, geographical territories, product lines or goods or services, as the board may consider appropriate in each case. From time to time the board or any person authorized by the board may authorize, upon such basis as may be considered appropriate in each case:

         (a) the further division of the business and operations of any such division into sub-units and the consolidation of the business and operations of any such divisions or sub-units;

         (b) the designation of any such division or sub-unit by, and the carrying on of the business and operations of any such division or sub-unit under, a name other than the name of the Corporation; and

         (c) the appointment of officers for any such division or sub-unit, the determination of their powers and duties, and the removal of any such officer so appointed without prejudice to such officer's rights under any employment contract or in law, provided that any such officer shall not, as such, be an officer of the Corporation.

3. Directors

         3.01 General. Subject to any unanimous shareholder agreement, the board shall manage the business and affairs of the Corporation.

         3.02 Qualification.

         (1) No person shall be a director

         (a)      who is less than eighteen years of age, or

         (b) who is of unsound mind and has been so found by a court in Canada or elsewhere, or

         (c)      who is not an individual, or

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         (d)      who has the status of bankrupt.

         (2) Except as expressly otherwise provided in the Act, a majority of the directors must be resident Canadians.

         3.03 Election. The directors shall be elected from time to time by the shareholders at a meeting of the shareholders.

         3.04 Term of office. Subject to the provisions of the Articles, the term of office of a director not elected for an expressly stated term shall commence at the close of the meeting of shareholders at which he is elected and shall terminate at the close of the first annual meeting of shareholders following his election.

         3.05 Ceasing to hold office. A director shall cease to hold office when

         (a)      he dies or resigns,

         (b)      he is removed in accordance with the provisions of the Act,

         (c) he becomes of unsound mind and is so found by a court in Canada or elsewhere, or

         (d)      he attains the status of bankrupt.

         3.06 Resignation. A director may resign his office as a director by sending to the Corporation his written resignation, which resignation shall become effective at the later of

         (a)      the time such resignation is sent to the Corporation, or

         (b)      the time (if any) specified in such resignation.

Reference from Section 3.08(1)(c) to Section 3.07 of Form 2:01.4

         3.07 Removal. Subject to the provisions of the Act, the shareholders may by ordinary resolution at a special meeting of shareholders remove any director from office and may by ordinary resolution at such special meeting elect a person to fill the vacancy created by the removal of such director.

         3.08 Vacancies.

         (1) Subject to the provisions of the Act and the Articles, a quorum of the board may appoint a person to fill any vacancy among the board except a vacancy

         (a) resulting from an increase in the number or minimum number of directors on the board,

         (b) resulting from a failure by the shareholders to elect the number or minimum number of directors to the board required by the Articles, or

         (c)      which is filled by the shareholders as provided in
                  Section 3.07.

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         (2) A director elected or appointed to fill a vacancy among the board shall hold office for the unexpired term of his predecessor.

         (3) If there is not a quorum of directors on the board in office or if the shareholders fail to elect the number or minimum number of directors to the board required by the Articles, the directors then in office on the board shall forthwith call a special meeting of shareholders to fill the vacancy or vacancies, and if such directors fail to call the special meeting of shareholders or if there are no directors then in office, any shareholder may call the meeting.

         3.09 Remuneration. Subject to the Articles and any unanimous shareholder agreement, the board may fix their remuneration.

         3.10 Power to borrow. The board may from time to time

Reference from Section 3.11 to Section 3.10(a) and (c) of Form 2:01.4

         (a)      borrow money on the credit of the Corporation; or

         (b) issue, reissue, sell or pledge debt obligations of the Corporation;

         (c) subject to the Act, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

         (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any debt obligation of the Corporation.

         3.11 Delegation of power to borrow. The board may by resolution delegate all or any of the powers conferred on them by Section 3.10, to a director, a committee of directors or an officer.

4. Executive Committee

Reference from Section 4.03(b) to Section 4.01 of Form 2:01.4

         4.01 Appointment. The board may appoint from among their number an executive committee and may by resolution delegate to the executive committee any powers of the board, subject to such restrictions as may be imposed from time to time by resolution of the board and subject to the limits on authority contained in the Act.

Reference from Section 4.03(g) to Section 4.02 of Form 2:01.4

         4.02 Canadian membership. Except as allowed by the Act, a majority of the members of any executive committee appointed by the board shall be resident Canadians.

         4.03 Provisions applicable. The following provisions shall apply to any executive committee appointed by the board:

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         (a)      unless otherwise provided by resolution of the directors, each member of the executive committee shall continue to be a member thereof until the expiration of his term of office as a director;

         (b) the board may from time to time by resolution specify which member of the executive committee shall be the chairman thereof and, subject to the provisions of Section 4.01 of this by-law, may by resolution modify, dissolve or reconstitute the executive committee and make such regulations with respect to and impose such restrictions upon the exercise of the powers of the executive committee as the directors think expedient;

         (c) the meetings and proceedings of the executive committee shall be governed by the provisions of the by-laws of the Corporation for regulating the meetings and proceedings of the board so far as the same are applicable thereto and are not superseded by any regulations or restrictions made or imposed by the board pursuant to the foregoing provisions hereof;

         (d) no business shall be transacted at any meeting of the executive committee unless a majority of the members of the executive committee present are resident Canadians;

         (e) the members of the executive committee as such shall be entitled to such remuneration for their services as members of the executive committee as may be fixed by resolution of the board, who are hereby authorized to fix such remuneration;

         (f) unless otherwise provided by resolution of the board, the Secretary of the Corporation shall be the secretary of the executive committee;

         (g) subject to the provisions of Section 4.02, the board shall fill vacancies in the executive committee by appointment from among their number; and

         (h) unless otherwise provided by resolution of the board, meetings of the executive committee may be convened by the direction of any member thereof.

5. Meetings of the Board

         5.01 Place of meetings. Meetings of the board and of the executive committee (if any) may be held at any place inside or outside Canada.

         5.02 Calling of meetings. A meeting of the board may be called at any time by the Chairman of the Board, the President, a Vice-President (if he is a director) or any two of the directors and the Secretary shall cause notice of a meeting of the board to be given when so directed by such person or persons.

         5.03 Notice of meetings.

         (1) Notice of any meeting of the board shall be given in accordance

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with the terms of Section 14.01 to each director not less than two days
(exclusive of Saturdays, holidays and the day on which the notice is given but inclusive of the day of the meeting) before the meeting is to take place.

         (2) Notice of an adjourned meeting of the board is not required to be given if the time and place of the adjourned meeting are announced at the original meeting.

         (3) A meeting of the board may be held at any time without formal notice if all the directors, in any manner, waive notice or signify their consent to the meeting being held without formal notice. Notice of any meeting or any irregularity in any meeting or in the notice thereof may be waived by any director either before or after such meeting. Attendance of a director at a meeting of the board is a waiver of notice of the meeting except where the director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

Reference from Sections 9.07, 9.08 and 9.13 to Section 5.03(4) of Form 2:01.4

         (4) The notice of a meeting of the board shall specify the time and place at which such meeting will be held and any of the following matters that are to be dealt with at the meeting:

         (a) the submission to the shareholders of any question or matter requiring the approval of the shareholders;

         (b) the filling of a vacancy among the board or in the office of auditor of the Corporation;

         (c)      the issue of securities of the Corporation;

         (d) the declaration of a dividend or dividends on shares of the Corporation;

         (e) the purchase, redemption or other acquisition of shares of the Corporation;

         (f) the payment of a commission for purchase of shares of the Corporation;

         (g)      the approval of a management proxy circular;

         (h) the approval of a take-over bid circular or circular of the board;

         (i) the approval of the annual financial statements of the Corporation; or

         (j)      the adoption, amendment or repeal of any by-law or by-laws.

         5.04 Regular meetings. The board may by resolution fix a day or days in any month or months for the holding of regular meetings at a time and place specified in such resolution. A copy of any resolution of the board

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specifying the time and place for the holding of regular meetings of the board shall be sent to each director at least two days (exclusive of Saturdays, holidays and the day on which the copy of the resolution is sent but inclusive of the day of the first of such regular meetings) before the first of such regular meetings and no notice shall be required for any of such regular meetings.

         5.05 First meeting of new board. No notice need be given to the newly elected or appointed director or directors for the first meeting of the board to be held immediately following the election of directors at an annual or other meeting of the shareholders or for a meeting of the board at which a director is appointed to fill a vacancy in the board.

         5.06 Participation by telephone. Where all the directors have consented thereto, any director may participate in a meeting of the board or of the executive committee, if any, by means of such telephone or other communication facilities as permit all persons participating in the meeting to hear each other and a director participating in such a meeting by such means shall be deemed to be present at that meeting for purposes of the Act and this by-law.

         5.07 Chairman of meetings. Subject to the provisions of any resolution of the directors specifying the duties of the Chairman of the Board hereof, the President (if he is present) or in his absence, a Vice-President in order of seniority of appointment (if he is a director and if he is present), shall preside as chairman at all meetings of the board. In the absence of the President and a Vice-President who is a director, the directors present shall choose a person from their number to be the chairman of the meeting.

         5.08 Quorum.

         (1) A quorum at any meeting of the board shall be [number or other description of quorum requirement].

         (2) Except to the extent permitted by the Act, no business shall be transacted at a meeting of the board unless a quorum of the board is present and entitled to vote and a majority of the directors present are resident Canadians.

         5.09 Voting. All questions arising at any meeting of the board shall be decided by a majority of votes, but in case of an equality of votes, the chairman of the meeting (if he is a director) shall not have a second or casting vote [or shall have, in addition to his original vote, a second or casting vote].

         5.10 Auditor. The auditor of the Corporation shall be entitled to attend and be heard at meetings of the board relating to his duties as auditor.

6. Standard of Care of Directors and Officers

Reference from Section 6.02 to Section 6.01 of Form 2:01.4

         6.01 Standard of care. Every director and officer in exercising his

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powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and shall exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

         6.02 Liability for acts of others. Subject to the provisions of Section 6.01, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by order of the board for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects of the Corporation shall be lodged or deposited or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatsoever which may happen in the execution of the duties of his respective office or trust or in relation thereto.

Reference from Section 8.05(c) to Article Seven of Form 2:01.4

7. For the Protection of Directors and Officers

Reference from Section 7.02, 7.03 and 7.04 to Section 7.01 of Form 2:01.4

         7.01 Indemnification by Corporation. Except in respect of an action by or on behalf of the Corporation or the body corporate hereafter mentioned to procure a judgment in its favour, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if

         (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

         (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

         7.02 Indemnification in derivative actions. The Corporation shall from time to time, subject to the approval of a court defined in the Act, indemnify a person referred to in Section 7.01 in respect of an action by or on behalf of the Corporation or a body corporate to procure a judgment in its favour, to which he is made a party by reason of being or having been a director or an officer of the Corporation or the body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfils the conditions set out in paragraphs (a) and (b) of Section 7.01.

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         7.03 Compulsory indemnification by Corporation. The Corporation shall indemnify any person referred to in Section 7.01 who has been substantially successful on the merits in the defence of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer against all costs, charges and expenses reasonably incurred by him in respect of such action or proceeding provided that he fulfills the conditions in paragraphs (a) and (b) of Section 7.01.

         7.04 Insurance. The Corporation may purchase and maintain insurance for the benefit of any person referred to in Section 7.01 against any liability incurred by such person

         (a) in his capacity as a director or officer of the Corporation, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the Corporation, or

         (b) in his capacity as a director or officer of another body corporate where he acts or acted in that capacity at the Corporation's request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.

         7.05 Indemnities to directors and others. The board may from time to time by resolution cause the Corporation to give indemnities to any director or other person who has undertaken or is about to undertake any liability on behalf of the Corporation or any affiliated corporation and to secure such director or other person against loss by mortgage and charge upon the whole or any part of the real and personal property of the Corporation by way of security and any action from time to time taken by the directors under this section shall not require approval or confirmation by the shareholders.

         7.06 Directors' expenses. The directors shall be reimbursed for their out-of-pocket expenses incurred in attending board, committee or shareholders' meetings or otherwise in respect of the performance by them of their duties and no confirmation by the shareholders of any such reimbursement shall be required.

         7.07 Responsibility for contracts. The directors for the time being shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the board. If any director or officer shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member, shareholder, director or officer or a person who is employed by or performs services for the Corporation, the fact of his being a director or officer of the Corporation shall not disentitle such director or officer or such person from receiving proper remuneration for such services.

         7.08 Submission of contracts or transactions to shareholders for approval. The board in its discretion may submit any contract, act or transaction for approval or ratification at any meeting of the shareholders

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called for the purpose, inter alia, of considering such contract, act or transaction and any contract, act or transaction so submitted that is approved by a resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act, by the Articles or by any other by-law) shall be as valid and as binding upon the Corporation and upon all the shareholders as though it had been approved or ratified by every shareholder.

8. Interest of Directors and Officers in Contracts

Reference from Sections 8.02, 8.03 and 8.05 to Section 8.01 of Form 2:01.4

         8.01 Disclosure of interest. A director or officer who

         (a) is a party to a material contract or proposed material contract with the Corporation, or

         (b) is a director or an officer of or has a material interest in any person who is a party to a material contract or proposed material contract with the Corporation,

shall disclose in writing to the Corporation or request to have entered in the minutes of meetings of the board the nature and extent of his interest.

         8.02 Time of disclosure by director. The disclosure required by Section
8.01 shall be made, in the case of a director,

         (a) at the meeting at which a proposed contract is first considered;

         (b) if the director was not then interested in a proposed contract, at the first meeting after he becomes so interested;

         (c) if the director becomes interested after a contract is made, at the first meeting after he becomes so interested; or

         (d) if a person who is interested in a contract later becomes a director, at the first meeting after he becomes a director.

         8.03 Time of disclosure by officer. The disclosure required by
Section 8.01 shall be made, in the case of an officer who is not a director,

         (a) forthwith after he becomes aware that the contract or proposed contract is to be considered or has been considered at a meeting of directors;
         (b) if the officer becomes interested after a contract is made, forthwith after he becomes so interested; or

         (c) if a person who is interested in a contract later becomes an officer, forthwith after he becomes an officer.

         8.04 Time of disclosure in other cases. If a material contract or proposed material contract is one that, in the ordinary course of the Corporation's business, would not require approval by the directors or shareholders, a director or officer shall disclose in writing to the

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Corporation or request to have entered in the minutes of meetings of the board the nature and extent of his interest forthwith after the director or officer becomes aware of the contract or proposed contract.

         8.05 Voting by interested director. A director referred to in
Section 8.01 hereof shall not vote on any resolution to approve the contract unless the contract is

         (a) an arrangement by way of security for money lent to or obligations undertaken by him for the benefit of the Corporation or an affiliate;

         (b) one relating primarily to his remuneration as a director, officer, employee or agent of the Corporation or an affiliate;

         (c)      one for indemnity or insurance under Article 7; or

         (d)      one with an affiliate.

         8.06 Nature of disclosure. For the purposes of this Article, a general notice to the directors by a director or officer, declaring that he is a director or officer of or has a material interest in a person and is to be regarded as interested in any contract made with that person, is a sufficient declaration of interest in relation to any contract so made.

9. Officers

         9.01 Officers. The board may, annually or as often as may be required, by resolution appoint a President or a Chairman of the Board, and a Secretary. In addition, the board may from time to time by resolution appoint such other officers as the board determines to be necessary or advisable in the interests of the Corporation, which officers shall have such authority and shall perform such duties as are hereinafter specified or as may from time to time be prescribed by resolution of the board. None of the said officers need be a member of the board. Any two of the aforesaid offices may be held by the same person except those of President and Vice-President.

         9.02 Appointment of President or Chairman of the Board and Secretary. At the first meeting of the board after each annual meeting of shareholders, the board may appoint a President or a Chairman of the Board, and a Secretary. In default of any such appointment the then incumbent shall hold office until his successor is appointed.

         9.03 Remuneration and removal of officers. The remuneration of all officers may be determined from time to time by the board. The fact that any officer is a director or shareholder shall not disqualify him from receiving such remuneration. All officers shall be subject to removal by resolution of the board at any time.

         9.04 Delegation of duties of officers. In case of the absence or inability to act of the Chairman of the Board, the President, a Vice-President or any other officer of the Corporation, or for any other reason that the board may deem sufficient, the board may delegate the powers of such officer to any other person for the time being.

Reference from Section 10.18(1) to Section 9.05 of Form 2:01.4

         9.05 Chairman of the Board. The Chairman of the Board shall, if present, preside at all meetings of the board and shareholders. He shall sign all instruments which require his signature and shall perform all duties incident to his office, and shall have such other powers and duties as may from time to time be assigned to him by the board.

         9.06 President. The President shall, if present, preside at a meeting of directors or shareholders. He shall sign all instruments which require his signature and shall perform all duties incident to his office, and shall have such other powers and duties as may from time to time be assigned to him by the board.

         9.07 Managing Director. The directors may appoint from their number a Managing Director who is a resident Canadian and may delegate to such Managing Director any of the powers of the board (except power to do anything referred to in subsection (4) of Section 5.03).

         9.08 General Manager. The General Manager shall have such powers to manage the business of the Corporation (except power to do anything referred to in subsection (4) of Section 5.03) as may from time to time be prescribed by resolution of the board.

         9.09 Vice-President. During the President's absence or inability or refusal to act, the President's duties may be performed and his powers may be exercised by the Vice-President, or if there are more than one, by the Vice-Presidents in order of seniority or designation (as determined by the board), except that no Vice-President shall preside at a meeting of the board unless he is a director. A Vice-President shall also perform such duties and exercise such powers as may from time to time be prescribed by resolution of the board.

         9.10 Secretary. The Secretary shall give, or cause to be given, all notices required to be given to shareholders, directors, auditors and members of committees. He shall enter or cause to be entered in the books kept for that purpose minutes of all proceedings at the meetings of directors and of shareholders. He shall be responsible for the custody of the corporate seal (if any) of the Corporation and of all records belonging to the Corporation. He shall perform such other duties as may from time to time be prescribed by resolution of the board.

         9.11 Treasurer. The Treasurer shall have the care and custody of all the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks or with such depositary or depositaries as the board may by resolution direct. He shall at all reasonable times exhibit his books and accounts to any director upon request at the office of the Corporation during business hours. He shall sign or countersign such instruments as require his signature and shall perform all duties incident to his office or that are properly required of him by resolution of the board. He may be required to give such bond for the faithful performance of his duties as the board in its uncontrolled discretion may require but no director shall be liable for failure to require any bond or for the insufficiency of any bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided.

         9.12 Assistant Secretary and Assistant Treasurer.

         (1) During the Secretary's absence or inability or refusal to act, the Assistant Secretary (if any) shall perform all the duties of the Secretary. The Assistant Secretary shall also have such other powers and duties as may from time to time be assigned to him by resolution of the board.

         (2) During the Treasurer's absence or inability or refusal to act, the Assistant Treasurer (if any) shall perform all the duties of the Treasurer. The Assistant Treasurer shall also have such other powers and duties as may from time to time be assigned to him by resolution of the board.

         9.13 Delegation of board powers. The board may from time to time by resolution delegate to any officer or officers power to manage the business of the Corporation except power to do anything referred to in subsection (4) of
Section 5.03.

         9.14 Vacancies. If any office of the Corporation shall for any reason be or become vacant, the directors by resolution may appoint a person to fill such vacancy.

         9.15 Variation of duties. Notwithstanding the foregoing, from time to time the board may by resolution vary, add to or limit the powers and duties of an office or of an officer occupying any office.

         9.16 Chief Executive Officer.

Reference from Section 9.16(2) to Section 9.16(1) of Form 2:01.4

         (1) The board may by resolution designate any one of the officers as the chief executive officer of the Corporation and may from time to time by resolution rescind any such designation and designate another officer as the chief executive officer of the Corporation. If the board shall fail to designate one of the officers as the chief executive officer of the Corporation or if at any time or from time to time the board shall rescind any such designation without designating another officer as the chief executive officer of the Corporation, the President shall be deemed to have been designated the chief executive officer of the Corporation until the board designates another officer as the chief executive officer of the Corporation.

         (2) The officer designated or deemed to have been designated as the chief executive officer of the Corporation pursuant to subsection (1) of this Section shall exercise general supervision over the affairs of the Corporation.

10. Meetings of Shareholders

         10.01 Calling of meetings. A meeting of shareholders may be called at any time by resolution of the board or by the Chairman of the Board or the President and the Secretary shall cause notice of a meeting of shareholders to be given when directed so to do by resolution of the board or by the Chairman of the Board or the President.

         10.02 Annual meetings. The board shall call an annual meeting of shareholders not later than eighteen months after the Corporation comes into existence and subsequently not later than fifteen months after holding the last preceding annual meeting.

         10.03 Special meetings. A special meeting of shareholders may be called at any time and may be held in conjunction with an annual meeting of shareholders.

         10.04 Place of meetings.

Reference from Section 10.04(2) to Section 10.04(1) of Form 2:01.4

         (1) Meetings of shareholders shall be held at the place within Canada determined by the board from time to time.

         (2) Notwithstanding subsection (1) of this section, a meeting of shareholders may be held outside Canada if all the shareholders entitled to vote at that meeting so agree, and a shareholder who attends a meeting of shareholders held outside Canada is deemed to have so agreed except when he attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held.

         10.05 Giving of notice. A printed, written or typewritten notice of each meeting of shareholders shall be given in accordance with Section 14.01 to the Chairman of the Board, the President, the Secretary, each director and the auditor of the Corporation and to each shareholder entitled to vote at such meeting not less than twenty-one days (exclusive of the day on which the notice is given and of the day of such meeting) and not more than fifty days (inclusive of the day on which the notice is given and of the day of such meeting) before the meeting.

         10.06 Contents of notice. The notice of a meeting of shareholders shall state

         (a)      the day, time and place of the meeting,

         (b) the nature of the special business (if any) to be transacted at the meeting in sufficient detail to permit a shareholder to form a reasoned judgment thereon, and

         (c) the text of any special resolution to be submitted to the meeting.

         10.07 Waiver of notice. A shareholder and any other person entitled to attend a meeting of shareholders may in any manner and either before or after such meeting waive notice of such meeting, and attendance of any such shareholder or person at a meeting of shareholders is a waiver of notice of the meeting except where he attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

Reference from Section 10.24 to Section 10.08 of Form 2:01.4.

         10.08 Notice of adjourned meetings.

         (1) If a meeting of shareholders is adjourned for less than thirty days, it is not necessary to give notice of the adjourned meeting other than by announcement at the earliest meeting that is adjourned.

         (2) If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty days or more, notice of the adjourned meeting shall be given as for an original meeting.

Reference from Sections 10.10, 10.11(1)(a) and 10.12(1), (2) to Section 10.09 of Form 2:01.4

         10.09 Record date for notice.

Reference from Section 10.09(2) to Section 10.09(1) of Form 2:01.4

         (1) The board may from time to time by resolution fix in advance a date as the record date for the determination of the shareholders entitled to receive notice of any meeting of the shareholders, which record date shall not precede by more than fifty days or by less than twenty-one days the date on which the meeting is to be held. Where no such record date for the determination of the shareholders entitled to receive notice of a meeting of the shareholders is fixed by the directors as aforesaid, such record date shall be

         (a) at the close of business on the day immediately preceding the day on which notice of such meeting is given, or

         (b) if no notice of such meeting is given, the date on which such meeting is held.

         (2) If a record date is fixed pursuant to subsection (1) of this Section, notice thereof shall be given in accordance with Section 12.03, unless notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register of the Corporation at the close of business on the day the board fixes the record date.

         10.10 Omission of notice. Accidental omission to give notice of any meeting to any person entitled thereto or the non-receipt of any notice by any such person shall not invalidate any resolution passed or any proceedings taken at any meeting.

         10.11 Shareholders' list.

Reference from Section 10.11(2) to Section 10.11(1) of Form 2:01.4

         (1) The Corporation shall prepare a list of shareholders entitled to receive notice of a meeting, arranged in alphabetical order and showing the number and class of shares held by each shareholder,

Reference from Section 10.12(1), (2) to Section 10.11(1)(a) of Form 2:01.4

         (a)      if a record date with respect to such meeting is fixed under
                  Section  10.09,  not later than ten days after that date; or

         (b)      if no record date with respect to such meeting is so fixed,

                  (i) at the close of business on the day immediately preceding the day on which notice is given, or,

                  (ii) where no notice is given, the day on which such meeting is held.

         (2) A shareholder may examine any list of shareholders prepared under subsection (1) of this Section

         (a) during usual business hours at the registered office of the Corporation or at the place where its central securities register is maintained; and

         (b)      at the meeting of shareholders to which the list relates.

         10.12 Shareholders entitled to vote.

         (1) Where a record date with respect to a meeting of shareholders is fixed under Section 10.09, a person named in the list prepared under paragraph
(a) of subsection (1) of Section 10.11 is entitled to vote the shares shown opposite his name at the meeting to which the list relates, except to the extent that

         (a) the person has transferred the ownership of any of his shares after the record date, and

         (b)      the transferee of those shares

                  (i)        produces properly endorsed share certificates, or

                  (ii) otherwise establishes that he owns the shares and demands, not later than ten [or a lesser number] days before the meeting, that his name be included in the list before the meeting in which case the transferee is entitled to vote his shares at the meeting.

         (2) Where a record date with respect to a meeting of shareholders is not fixed under Section 10.09, a person named in a list prepared under paragraph
(b) of Subsection (1) of Section 10.11 is entitled to vote the shares shown opposite his name at the meeting to which the list relates, except to the extent that

         (a) the person has transferred the ownership of any of his shares after the date, and

         (b)      the transferee of those shares

                  (i)        produces properly endorsed share certificates, or

                  (ii)       otherwise establishes that he owns the shares

         and demands, not later than ten [or a lesser number] days before the meeting, that his name be included in the list before the meeting in which case the transferee is entitled to vote his shares at the meeting.

         10.13 Persons entitled to be present. The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat and the Chairman of the Board, the President, the Secretary, the directors, the scrutineer or scrutineers and the auditor of the Corporation and others who although not entitled to vote are entitled or required under any provisions of the Act or the by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

         10.14 Proxies.

         (1) A shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder and one or more alternate proxyholders who are not required to be shareholders to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy. A proxy shall be executed by the shareholder or by his attorney authorized in writing.

         (2) A proxy shall contain the date thereof and the appointment and name of the proxyholder and may contain a revocation of a former proxy and restrictions, limitations or instructions as to the manner in which the shares in respect of which the proxy is given are to be voted or a restriction or limitation as to the number of shares in respect of which the proxy is given.

         (3) A proxy is valid only at the meeting in respect of which it is given or any adjournment thereof.

         10.15 Revocation of proxies.

         (1) In addition to revocation in any other manner permitted by law, a shareholder may revoke a proxy by depositing an instrument in writing executed by the shareholder or by his attorney duly authorized in writing

         (a) at the registered office of the Corporation at any time up to and including the last business day preceding the day of the meeting, or an adjournment thereof, at which the proxy is to be used, or

         (b) with the chairman of the meeting on the day of the meeting or an adjournment thereof.

         (2) If a person who executes a proxy attends in person at the meeting, or any adjournment of the meeting, at which the proxy is to be used, the proxy is thereupon revoked.

         10.16 Deposit of proxies.

         (1) The board may specify in a notice calling a meeting of shareholders a time not exceeding forty-eight hours, excluding Saturdays, Sundays and statutory holidays in the jurisdiction in which the registered office of the Corporation is situate, preceding the meeting or an adjournment thereof before which time proxies to be used at the meeting must be deposited with the Corporation or its agent.

         (2) The board may from time to time pass resolutions establishing regulations regarding the lodging of proxies at some place or places other than the place at which a meeting or adjourned meeting of shareholders is to be held and for particulars of such proxies to be cabled or telegraphed or sent in writing before the meeting or adjourned meeting to the Corporation or any agent of the Corporation for the purpose of receiving such particulars and providing that proxies so lodged may be voted upon as though the proxies themselves were produced at the meeting or adjourned meeting, and votes given in accordance with such regulations shall be valid and shall be counted. The chairman of any meeting of shareholders may, subject to any regulations made as aforesaid, in his discretion accept telegraphic or cable or written communication as to the authority of anyone claiming to vote on behalf of and to represent a shareholder notwithstanding that no proxy conferring such authority has been lodged with the Corporation, and any votes given in accordance with such telegraphic or cable or written communication accepted by the chairman shall be valid and shall be counted.

         10.17 Joint shareholders. If two or more persons hold shares jointly, one of those holders present at a meeting of shareholders may, in the absence of the others, vote the shares, but if two or more of those persons who are present, in person or by proxy, vote, they shall vote as one on the shares jointly held by them.

         10.18 Chairman and Secretary.

         (1) Subject to the provisions of this Section and of Section 9.05, the President, or in his absence a Vice-President who is a director, shall preside as chairman at each meeting of shareholders. In the event that the Chairman of the Board (if any), the President and each Vice-President who is a director

         (a) are not present at a meeting within fifteen minutes after the time appointed for the holding of the meeting, or

         (b)      are unable or refuse to preside as chairman at such meeting,

the shareholders present shall by a show of hands choose a person from their number to be the chairman.

         (2) The Secretary shall be the secretary of any meeting of shareholders but if the Secretary is not present the chairman shall appoint some person who need not be a shareholder to act as secretary of the meeting.

         10.19 Scrutineers. The chairman of any meeting of shareholders may appoint one or more persons to act as scrutineer or scrutineers at such meeting and in that capacity to report to the chairman such information as to attendance, representation, voting and other matters at the meeting as the chairman shall direct.

         10.20 Votes to govern. At all meetings of shareholders every question shall, unless otherwise required by law, the Articles or the by-laws, be decided by the majority of the votes duly cast on the question, and in the case of an equality of votes, the chairman presiding at the meeting (if he is a shareholder entitled to vote at the meeting) shall both on a show of hands and on a ballot [have or not have] a second or casting vote in addition to the vote or votes to which he may be entitled as a shareholder.

         10.21 Show of hands. At all meetings of shareholders, every question submitted to the meeting shall be decided by a show of hands unless a ballot thereon is required by the chairman or is demanded by any shareholder present in person or represented by proxy and entitled to vote. Upon a show of hands every person present who is either a shareholder entitled to vote or the duly appointed proxyholder of such a shareholder shall have one vote. Either before or after a vote by a show of hands has been taken upon any question the chairman may require, or any shareholder present in person or represented by proxy and entitled to vote may demand, a ballot thereon. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the proceedings at the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the meeting. A demand for a ballot may be withdrawn at any time prior to the taking of the ballot.

         10.22 Ballots. If a ballot is required by the chairman of the meeting or is duly demanded by any shareholder or proxyholder and the demand is not withdrawn, a ballot upon the question shall be taken in such manner and at such time as the chairman of the meeting shall direct.

         10.23 Votes on ballots. Upon a ballot each shareholder who is present in person or represented by proxy shall be entitled to one vote for each share in respect of which he is entitled to vote at the meeting and the result of the ballot shall be the decision of the meeting.

         10.24 Adjournment. The chairman may with the consent of any meeting adjourn such meeting from time to time. Subject to Section 10.08, no notice of the adjournment of a meeting or of the adjourned meeting need be given to the shareholders and any business may be brought before or dealt with at any adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling such meeting.

         10.25 Quorum.

         (1) At any meeting of shareholders, the shareholder or shareholders present in person or represented by proxy and entitled to attend and vote at such meeting shall be a quorum for the choice of a chairman (if required) and for the adjournment of the meeting. Subject to subsection (2) of this Section, for all other purposes a quorum for any meeting of shareholders (unless a greater number of shareholders and/or a greater number of shares are required by the Act or by the Articles or by-laws) shall be two individuals present in person, each of whom is either a shareholder entitled to attend and vote at such meeting or a proxyholder appointed by such a shareholder, holding or
representing by proxy not less than      % of the total number of the issued
shares of the Corporation for the time being enjoying voting rights at such meeting. No business shall be transacted at any meeting while the requisite quorum is not present.

Reference from Section 10.25(1) to Section 10.25(2) of Form 2:01.4

         (2) If the Corporation has only one shareholder or only one shareholder of any class or series of shares, the shareholder present in person or represented by proxy constitutes a meeting.

11. Shares and Transfers

         11.01 Issue. Subject to the provisions of the Act and of the Articles, shares of the Corporation may be issued at such times and to such persons and for such consideration as the directors shall by resolution determine. A share shall not be issued until it is fully paid in money or in property or past services that are the fair equivalent of the money that the Corporation would have received if the share had been issued for money.

         11.02 Commissions. The board acting honestly and in good faith with a view to the best interests of the Corporation may authorize the Corporation to pay a commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

         11.03 Lien for indebtedness. The Corporation has a lien on a share or shares registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation and the right of the Corporation to the lien shall be noted conspicuously on every security certificate. The board may refuse to permit the registration of a transfer of any share or shares of the Corporation registered in the name of a shareholder who is indebted to the Corporation.

Reference from Section 2.04(4) to Section 11.04 of Form 2:01.4

         11.04 Certificates.

         (1) Share certificates for shares of the Corporation (and the form of stock transfer power on the reverse side thereof) shall (subject to compliance with the provisions of the Act) be in such form as the board may from time to time by resolution approve. Unless otherwise provided by resolution of the board, such certificates shall be signed manually by the Chairman of the Board, the President or a Vice-President and the Secretary or an Assistant Secretary (if any) holding office at the time of signing and notwithstanding any change in the persons holding such offices between the time of actual signing and the issuance of any certificate and notwithstanding that the Chairman of the Board, the President or Vice-President or Secretary or Assistant Secretary signing may not have held office at the date of the issuance of such certificate, any such certificate so signed shall be valid and binding upon the Corporation.

         (2) Notwithstanding the provisions of Section 2.04 of this by-law, the signature of the Chairman of the Board or the President or a Vice-President may be printed, engraved, lithographed or otherwise mechanically reproduced upon certificates for shares of the Corporation and certificates so signed shall be deemed to have been manually signed by the Chairman of the Board or the President or Vice-President whose signature is so printed, engraved, lithographed or otherwise mechanically reproduced thereon and shall be as valid as if they had been signed manually. Where the Corporation has appointed a registrar, transfer agent or branch transfer agent the signature of the Secretary or Assistant Secretary may also be printed, engraved, lithographed or otherwise mechanically reproduced and when manually countersigned by or on behalf of a registrar, transfer agent or branch transfer agent share certificates so signed shall be as valid as if they had been signed manually.

         11.05 Agent to maintain securities registers. The Corporation may from time to time, if authorized by resolution of the board, appoint or remove one or more agents to maintain the securities register referred to in Section 13.01 or a branch securities register for the shares of the Corporation or any class or series thereof. Subject to compliance with the provisions of the Act, the board may by resolution provide for the transfer and the registration of transfers of shares of the Corporation in one or more places and such agents shall keep all necessary books and registers of the Corporation for the registration and transfer of such shares of the Corporation. All share certificates issued by the Corporation for shares for which an agent has been appointed as aforesaid shall be countersigned by or on behalf of one of the said agents.

         11.06 Transfer of shares. Subject to the restrictions on transfer, if any, set forth in the Articles and by-laws, shares of the Corporation shall be transferable on the books of the Corporation in accordance with the applicable provisions of the Act.

         11.07 Defaced, destroyed, stolen or lost certificates. Where the owner of a share or shares of the Corporation claims that the certificate for such share or shares has been defaced, lost, apparently destroyed or wrongfully taken, the Corporation shall issue a new share certificate in place of the original share certificate if such owner

         (a) so requests before the Corporation has notice that shares represented by the original certificate have been acquired by a purchaser for value without notice of an adverse claim;

         (b) furnishes the Corporation with an indemnity bond sufficient in the Corporation's opinion to protect the Corporation and any transfer agent, branch transfer agent, registrar or other agent from any loss that it or they might suffer by complying with the request to issue a new share certificate; and

         (c) satisfies any other reasonable requirements imposed by the Corporation.

12. Record dates

Reference from Sections 12.02, 12.03 and 12.04 to Section 12.01 of Form 2:01.4

         12.01 Fixing record dates. For the purpose of determining shareholders

         (a)      entitled to receive payment of a dividend,

         (b)      entitled to participate in liquidation distribution, or

         (c) for any other purpose except the right to receive notice of or to vote at a meeting,

the board may fix in advance a date as the record date for such determination of shareholders, but such record date shall not precede by more than fifty days the particular action to be taken.

         12.02 No record date fixed. If no record date is fixed pursuant to
Section 12.01, the record date for the determination of shareholders for any purpose (except the right to receive notice of or to vote at a meeting) shall be at the close of business on the day on which the board passes the resolution relating thereto.

Reference from Section 10.09(2) to Section 12.03 of Form 2:01.4

         12.03 Notice of record date. If a record date is fixed pursuant to
Section 12.01, notice thereof shall, not less than seven days before the date so fixed, be given

         (a) by advertisement in a newspaper published or distributed in the place where the Corporation has its registered office and in each place in Canada where it has a transfer agent or where a transfer of its shares may be recorded, and

         (b) by written notice to each stock exchange in Canada on which the shares of the Corporation are listed for trading,

unless notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register at the close of business on the day the board fixes the record date.

         12.04 Effect of record date. In every case where a record date is fixed pursuant to Section 12.01 in respect of the payment of a dividend, the making of a liquidation distribution or the issue of warrants or other rights to subscribe for shares or other securities, only shareholders of record at the record date shall be entitled to receive such dividend, liquidation distribution, warrants or other rights.

13. Corporate Records and Information

Reference from Section 11.05(a) to Section 13.01 of Form 2:01.4

         13.01 Keeping of corporate records.

         (1) The Corporation shall prepare and maintain, at its registered office or at any other place in Canada designated by resolution of the board, records containing

         (a) the Articles and the by-laws, and all amendments thereto, and a copy of any unanimous shareholder agreement;

         (b)      minutes of meetings and resolutions of shareholders;

         (c) copies of all notices relating to the first directors and any change among the board; and

         (d) a securities register in which are recorded the securities issued by the Corporation in registered form, showing with respect to each class of securities

                  (i) the names, alphabetically arranged, and the latest known address of each person who is or has been a security holder,
                  (ii) the number of securities held by each security holder, and
                 (iii) the date and particulars of the issue and transfer of each security.

         (2) In addition to the records described in subsection (1) of this Section, the Corporation shall prepare and maintain adequate accounting records and records containing minutes of meetings and resolutions of the board and any committee thereof. The records described in this subsection shall be kept at the registered office of the Corporation or at such other place as the board think fit and shall at all reasonable times be open to inspection by the board.

         13.02 Access to corporate records. Shareholders and creditors of the Corporation and their agents and legal representatives may examine the records referred to in subsection (1) of Section 13.01 during the usual business hours of the Corporation and may take extracts therefrom free of charge. If the Corporation is a distributing corporation (as defined in the Act), any other person may examine such records during the usual business hours of the Corporation and may take extracts therefrom upon payment of a reasonable fee.

         13.03 Copies of certain corporate records. A shareholder of the Corporation is entitled upon request and without charge to one copy of the Articles and by-laws and of any unanimous shareholder agreement.

         13.04 Examination of financial statements. Subject to the Act, if the Corporation has one or more subsidiaries, shareholders of the Corporation and their agents and legal representatives may upon request therefor, examine the financial statements of the Corporation and each subsidiary during usual business hours of the Corporation, and may make extracts therefrom free of charge.

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         13.05 No discovery of information. Except as specifically provided for in this Article, no shareholder shall be entitled to any information respecting any details or conduct of the Corporation's business which in the opinion of the board would be inexpedient or inadvisable in the interests of the shareholders to communicate to the public.

         13.06 Conditions for inspection. The board may from time to time by resolution determine whether and to what extent and at what times and place and under what conditions or regulations the accounts and books of the Corporation or any of them shall be open to the inspection of shareholders, and no shareholder shall have any right to inspect any account or book or document of the Corporation, except as specifically provided for in this Article or as otherwise provided for by statute or as authorized by resolution of the board.

14. Notices

Reference from Sections 5.03(1) and 10.05 to Section 14.01 of Form 2:01.4

         14.01 Method of giving notice. Any notice, communication or other document to be given by the Corporation to a shareholder, director, officer, or auditor of the Corporation under any provision of the Act, the Articles or by-laws shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his latest address as shown in the records of the Corporation or if mailed by prepaid ordinary mail or air mail in a sealed envelope addressed to him at his latest address as shown in the records of the Corporation or if sent to such person, at the latest applicable number for such person as shown in the records of the Corporation, by any means of wire or wireless or any other form of transmitted or recorded communication. The Secretary may change the address on the records of the Corporation of any shareholder in accordance with any information believed by him to be reliable. A notice, communication or document so delivered shall be deemed to have been given when it is delivered personally or at the address aforesaid. A notice, communication or document so mailed shall be deemed to have been given on the day it is deposited in a post office or public letter box. A notice sent by any means of wire or wireless or any other form of transmitted or recorded communication shall be deemed to have been given on the day on which it is transmitted.

         14.02 Shares registered in more than one name. All notices or other documents with respect to any shares of the Corporation registered in the names of several persons as joint shareholders shall be given to whichever of such persons is named first on the records of the Corporation and any notice or other document so given shall be sufficient notice or delivery of such document to all the holders of such shares.

         14.03 Persons becoming entitled by operation of law. Every person who by operation of law, transfer or by any other means whatsoever shall become entitled to any share or shares of the Corporation shall be bound by every notice or other document in respect of such share or shares which, previous to his name and address being entered on the records of the Corporation in respect of such share or shares, shall be duly given to the person or persons from whom he derives his title to such share or shares.

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         14.04 Deceased shareholder. Any notice or document delivered or sent by mail or left at the address of any shareholder as such address appears on the records of the Corporation shall, notwithstanding that such shareholder is then deceased and whether or not the Corporation has notice of his death, be deemed to have been duly given or served in respect of the shares whether held solely or jointly with other persons by such shareholder until some other person is entered in his stead on the records of the Corporation as the holder or one of the joint holders thereof and such service of such notice shall for all purposes be deemed a sufficient service of such notice or document on his heirs, legal representatives, executors or administrators and on all persons, if any, interested with him in such shares.

         14.05 Signature to notice. The signature to any notice to be given by the Corporation may be written, stamped, typewritten, printed or otherwise mechanically reproduced in whole or in part.

         14.06 Proof of service. A certificate of the Chairman of the Board, the President, a Vice-President, the Secretary or the Treasurer or of any other officer in office at the time of the making of the certificate or of a transfer officer of any registrar and transfer agent or branch transfer agent of shares of any class of the Corporation as to facts in relation to the delivery or mailing or service of any notice or other document to any shareholder, director, officer or auditor or publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every shareholder, director and officer and on the auditor of the Corporation.

         14.07 Computation of time. Except as otherwise expressly provided in the Articles or by-laws, where a given number of days' notice or notice extending over any period is required to be given, the day of service or mailing of the notice shall be counted in such number of days or other period.

15. Effective Date

         15.01 Coming into force. This by-law shall come into force upon, and only upon, being confirmed by the shareholders entitled to vote thereon in accordance with the Act.

         15.02 Repeal. By-law No.           of the Corporation shall be repealed
as of the effective date of this by-law. Such repeal shall not affect the previous operation of any by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under or the validity of any contract or agreement made pursuant to any such by-law prior to its repeal. All officers and persons acting under any by-law so repealed shall continue to act as if appointed under the provisions of this by-law and all resolutions with continuing effect of the board, shareholders or committees passed under any repealed by-law shall continue to be good and valid except to the extent inconsistent with this by-law and until amended or repealed. The repeal of the aforesaid by-laws hereby shall not revive any by-law not in force at the time at which the repeal of such by-law takes effect.

         EFFECTIVE this    day of    , 2000

         Witness the Corporate Seal of the Corporation.

                                        YUVAL BARZAKAY
                                        --------------

                      YUVAL BARZAKAY
                      --------------